EXHIBIT (c)(vi)

                               COLOR IMAGING INC.

                            Fiscal Year 2005 - 2009

                    Projected Condensed Financial Statements

                    $24 Million FY 2005 & Out Year Revisions
                 2005 Loss of Largest Customer & Less AIO Sales
                       Sales Regional VPs Increased to 6




                                Revision As of:
                                March 9, 2005

                              COMPANY CONFIDENTIAL

                              COLOR IMAGING, INC.


To the Board of Directors of Color Imaging, Inc.
Norcross, Georgia

                    PROJECTED CONDENSED FINANCIAL STATEMENTS
                            DECEMBER 31, 2005 - 2009

In connection with the compilation of the forecasted and unaudited balance sheets and related statements of income, retained earnings, and cash flows and summaries of significant assumptions for the periods ended December 31, 2005-2009, the following applies:

1. The financial forecasts present the Company's expected financial position, results of operations, and cash flows for the forecast periods. Accordingly, the forecasts reflects our judgment as of the date of these forecasts, of the expected conditions and our expected course of action. The assumptions disclosed herein are those that management believes are significant to the forecasts. There will usually be differences between the forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material.

2. The financial forecasts presents our assumptions and expected financial position, results of operations and cash flows consistent with the accounting policies and principles used in preparing the Company's historical financial statements.

3. We believe the assumptions underlying the forecast are reasonable and appropriate.

4.   The balance sheet for the year-ended December 31, 2004, is audited.


Revision As of:
March 9, 2005

________________________________________________________________________________
Safe Harbor Statement under the Private  Securities  Litigation Reform Act 1995:
Information in these forecasts involve Color Imaging's expectations, beliefs, hopes, plans, intentions or strategies regarding the future and forward-looking statements included in these projections are based upon information available to Color Imaging as of the date of the projections, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Other factors and risks associated with our business are discussed from time to time in Color Imaging's filings with the SEC including the Form 10-K filed February 22, 2005.

COLOR IMAGING, INC.                                                     03/09/05


                                  SWOT ANALYSIS

     Our competitive strengths, weaknesses, opportunities and threats/risks


1. Strengths
------------

     More than 15 years of toner experience for OEMs and aftermarket worldwide.

     Significant and ongoing research and development commitment.

     Color toner experience / products with no existing competition.

     Significant product / working capital support from Taiwan affiliate.

     Adding strategic relationships with critical vendors, particularly chemical toners.

     Sizable & broadly experienced sales organization.

     Strong financial condition and access to additional financing.


2. Weaknesses
-------------

     Growing reliance on color products, AIO & color quality issues.

     Factory staff / talent base.

     New to retail distribution channel / no EDI experience.

     Physical presence and warehouse distribution (primarily ATL only)

     Customer service/support centered in Atlanta only.


3. Opportunities
----------------

     First to market with color for popular copiers & Others with GPI support.

     Increased sales/margins with new channels: direct to retailers and dealers.

     "100% New" not limited by cartridge availability.

     Few competitors, other than OEMs, with the resources, stragetic vendors, ability and commitment to develop/introduce increasingly complex products.


4. Threats
----------

     Quality (Toner & Cartridge) - Loss of customers/sales & Other Damages

     AIO Competition

     Patent issues/OEM threatened lawsuits or inadvertant infringement.

     Cartridge / Toner / Chip Technology Increasingly Difficult

     Fullfilment challenges for large customers (EDI / Delivery / Customer Support)

Color Imaging, Inc.                                                    03/09/05
_______________________________________________________________________________
                          2006 Sales Changes from 2005

DECREASES
---------

1.   Loss of another $500,000 of MICR sales.

2. Loss of remainder of histocially two largest customers sales for another $2 million.

                          Total Decreases:  $2,500,000

INCREASES (Copier Products)
---------------------------

1.   Color copier of $3 million.

2.   Black text copier of $1.5 million.

                          Total Increases:  $4,500,000

Note:   AIO is  assumed  to be a  relatively  small  contributer.

2005 Net Sales Increase:                    $2,000,000

_______________________________________________________________________________
                        2007-9 Sales Change Assumptions

                Continued decline in MICR/Laser revenues offset
                   by like growth in copier product revenues.

COLOR IMAGING, INC.                                             AS OF:  12/31/04
                                                                        03/09/05


                  HISTORICAL & PROJECTED FINANCIAL INFORMATION
                                   WITH EBITDA
                        EXCLUDING DISCONTINUED OPERATIONS

NO. PERIODS                                 12          12          12          12          12         12
TYPE                                     ProForma    ProForma    ProForma     Audit        Audit      Audit
BALANCE SHEET                            12/31/99    12/31/00    12/31/01    12/31/02    12/31/03    12/31/04
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Cash                                         3,187     338,463     393,981     128,501   2,213,830   2,044,989
Accounts Receivable, Net                 1,085,519   3,443,901   2,894,003   2,390,019   1,941,404   2,412,354
Inventory, Including In Transit          3,561,125   4,742,888   5,604,975   5,080,237   5,624,328   4,854,939
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Net Assets, Discontinued Oper.s            823,615   1,547,228   2,264,117           -           -           -
Other Assets                             1,404,444     632,283     605,726     387,832     202,633     199,282
Current Assets                           6,877,890  10,704,763  11,762,802   7,986,589   9,982,195   9,511,564
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Fixed Assets, Costs                      9,151,158  11,553,344   7,483,186   8,521,610   8,994,704   9,216,502
Accumulated Deprecn                     (3,744,573) (4,225,173)   (470,116) (1,483,499) (2,020,870) (2,614,670)
Fixed Assets, Net                        5,406,585   7,328,171   7,013,070   7,038,111   6,973,834   6,601,832
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Other Assets                             1,794,413   1,262,335   1,040,631   1,088,835     939,406     582,628
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Total Assets                            14,078,888  19,295,269  19,816,503  16,113,535  17,895,435  16,696,024
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Revolving Line of Credit                                                                         -           -
Current Portion Long-term Debt             461,607     619,123     675,232   1,115,726     719,348     463,887
Current Liabilities                      3,687,053   8,813,477   7,411,105   6,189,658   3,526,621   2,096,669
Long-term Liabilities                    5,575,000   5,445,792   4,797,893   4,682,730   3,149,311   2,942,888
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Total Liabilities                        9,262,053  14,259,269  12,208,998  10,872,388   6,675,932   5,039,557
Net Worth                                4,816,835   5,036,000   7,607,505   5,241,147  11,219,503  11,656,467
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Total                                   14,078,888  19,295,269  19,816,503  16,113,535  17,895,435  16,696,024
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
PERCENT OF ASSETS
------------------------------
  Accounts Receivable, Net                    7.7%       17.8%       14.6%       14.8%       10.8%       14.4%
  Inventory                                  25.3%       24.6%       28.3%       31.5%       31.4%       29.1%
Working Capital (Less Discont'd Ops)     2,367,222     344,058   2,087,580   1,796,931   6,455,574   7,414,895
Current Ratio                                 1.87        1.21        1.59        1.29        2.83        4.54
Debt to Worth                                 1.92        2.83        1.60        2.07        0.60        0.43
Debt to Tangible NW (Excls Discont'd)         2.32        4.09        2.28        2.07        0.60        0.43
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
COMMON SHARES O/S                        7,000,000   7,490,948  10,099,175   8,437,965  12,730,505  12,690,305
Book Value Per Share                    $     0.69  $     0.67  $     0.75  $     0.62  $     0.88  $     0.92
==============================          =========== =========== =========== =========== =========== ===========
INCOME STATEMENT
------------------------------
  Historically Largest Customers         1,020,594  12,137,543  20,763,917  18,794,971   9,148,235   6,297,882
  Other Customers                        9,603,327   8,343,829   9,205,851   9,205,338  11,909,366  15,537,047
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
Sales                                   10,623,921  20,481,372  29,969,768  28,000,309  21,057,601  21,834,929
 % Growth, 1-Year Ago Katun/Lanier             n/a     1089.3%       71.1%       -9.5%      -51.3%      -31.2%
 % Growth, 1-Year Ago Others                   n/a      -13.1%       10.3%        0.0%       29.4%       30.5%
 % Growth, 1-Year Ago                          n/a       92.8%       46.3%       -6.6%      -24.8%        3.7%
 % Growth, Cummulative Since 1999              n/a       92.8%      182.1%      163.6%       98.2%      105.5%
Cost of Sales                            7,647,710  17,499,276  25,598,095  23,421,429  15,789,077  16,283,131
                                        ----------- ----------- ----------- ----------- ----------- -----------
Gross Profit                             2,976,211   2,982,096   4,371,673   4,578,880   5,268,524   5,551,798
                                        ----------- ----------- ----------- ----------- ----------- -----------
Administrative Expenses                  1,136,794   1,105,865   1,680,054   1,312,317   1,679,576   1,373,694
  Research & Development                   919,562     790,306     791,498     946,848   1,176,085   1,171,502
  Selling Expenses                       1,017,489     881,176   1,168,585   1,331,454   1,745,811   2,370,767
                                        ----------- ----------- ----------- ----------- ----------- -----------
Operating Expenses                       3,073,845   2,777,347   3,640,137   3,590,619   4,601,472   4,915,963
                                        ----------- ----------  ----------- ----------- ----------- ----------
Operating Income                           (97,634)    204,749     731,536     988,261     667,052     635,835
                                        ----------- ----------  ----------- ----------- ----------- -----------
  Interest & Financing                     256,598     469,215     395,598     330,606     164,438      90,160
  Other Income (Expense)                  (349,793)   (116,261)    (39,782)     47,201     219,058     229,588
                                        ----------- ----------- ----------- ----------- ----------- -----------
Income Before Tax                         (704,025)   (380,727)    296,156     704,856     721,672     775,263
Tax Provision (Benefit)                   (139,800)   (134,592)   (139,800)    274,246     288,700     311,000
                                        ----------- ----------- ----------- ----------- ----------- -----------
Income After Tax                          (564,225)   (246,135)    435,956     430,610     432,972     464,263
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
INCOME STATEMENT RATIOS
------------------------------
  Sales                                     100.0%      100.0%      100.0%      100.0%      100.0%      100.0%
  Cost of Sales                              72.0%       85.4%       85.4%       83.6%       75.0%       74.6%
                                             -----       -----       -----       -----       -----       -----
  Gross Profit                               28.0%       14.6%       14.6%       16.4%       25.0%       25.4%
                                             -----       -----       -----       -----       -----       -----
   Administrative Expenses                   10.7%        5.4%        5.6%        4.7%        8.0%        6.3%
   Research & Development                     8.7%        3.9%        2.6%        3.4%        5.6%        5.4%
   Selling Expenses                           9.6%        4.3%        3.9%        4.8%        8.3%       10.9%
                                              ----        ----       -----       -----       -----       -----
  Operating Expenses                         28.9%       13.6%       12.1%       12.8%       21.9%       22.5%
                                             -----       -----       -----       -----       -----       -----
  Operating Profit                           -0.9%        1.0%        2.4%        3.5%        3.2%        2.9%
  Interest & Financing                        2.4%        2.3%        1.3%        1.2%        0.8%        0.4%
  Income Before Tax                          -6.6%       -1.9%        1.0%        2.5%        3.4%        3.6%
                                             -----       -----       -----       -----       -----        ----
  Income After Tax                           -1.3%       -0.7%       -0.5%        1.0%        1.4%        1.4%
-----------------------------           ----------- ----------- ----------- ----------- ----------- -----------
Net Income / Common Share               $    (0.08) $    (0.03) $     0.04  $     0.05  $     0.03  $     0.04
-----------------------------           ----------- ----------- ----------- ----------- ----------- -----------
EBITDA
------------------------------
 Net Income After Tax                     (564,225)   (246,135)    435,956     430,610     432,972     464,263
 Taxes                                    (139,800)   (134,592)   (139,800)    274,246     288,700     311,000
Interest & Financing                       256,598     469,215     395,598     330,606     164,438      90,160
Deprec'n & Amort.                          939,473     863,574     603,100     542,661     537,371     593,800
1-Time Charges                             239,934     636,353     225,083           -           -           -
                                        ----------- ----------- ----------- ----------- ----------- -----------
EBITDA                                     731,980   1,588,415   1,519,937   1,578,123   1,423,481   1,459,223
                                        ----------- ----------- ----------- ----------- ----------- -----------
EBIDTA / SALES                                6.9%        7.8%        5.1%        5.6%        6.8%        6.7%
------------------------------          ----------- ----------- ----------- ----------- ----------- -----------
 Current Portion Long-Term Debt            461,607      19,123     675,232   1,115,726     536,579     423,368
 Interest & Financing Expense              256,598     469,215     395,598     330,606     164,438      90,160
                                        ----------- ----------- ----------- ----------- ----------- -----------
Fixed Charges                              718,205   1,088,338   1,070,830   1,446,332     701,017     513,528
COVERAGE                                      1.02        1.46        1.42        1.09        2.03        2.84
-----------------------------           ----------- ----------- ----------- ----------- ----------- -----------
FULL-TIME EQUIVALENT EMPLOYEES                  98          98          92          77          91          80
SALES PER EMPLOYEE                         108,407     208,994     325,758     363,640     231,402     272,937
==============================          =========== =========== ========== ============ =========== ===========

COLOR IMAGING, INC.                                             AS OF:  12/31/04
                                                                        03/09/05


                  HISTORICAL & PROJECTED FINANCIAL INFORMATION
                                   WITH EBITDA
                        EXCLUDING DISCONTINUED OPERATIONS


NO. PERIODS                                 12          12          12          12          12
TYPE                                      BUDGET     Projected   Projected   Projected   Projected
BALANCE SHEET                            12/31/05    12/31/06    12/31/07    12/31/08    12/31/09
------------------------------          ----------- ----------- ----------- ----------- -----------

Cash                                     1,260,000   1,260,000   1,260,000   1,760,000   2,460,000
Accounts Receivable, Net                 3,827,000   4,145,917   4,704,021   5,262,125   5,820,229
Inventory, Including In Transit          4,906,000   5,633,333   6,391,667   7,150,000   7,908,333
------------------------------          ----------- ----------- ----------- ----------- -----------
Net Assets, Discontinued Oper.s                  -           -           -           -           -
Other Assets                                37,000      37,000      37,000      37,000    3  7,000
Current Assets                          10,030,000  11,076,250  12,392,688  14,209,125  16,225,563
------------------------------          ----------- ----------- ----------- ----------- -----------
Fixed Assets, Costs                     10,170,000  10,870,000  11,320,000  11,770,000  12,220,000
Accumulated Deprecn                     (3,201,000) (3,801,000) (4,401,000) (5,001,000) (5,601,000)
Fixed Assets, Net                        6,969,000   7,069,000   6,919,000   6,769,000   6,619,000
------------------------------          ----------- ----------- ----------- ----------- -----------
Other Assets                                13,000      11,800      10,600       9,400       8,200
------------------------------          ----------- ----------- ----------- ----------- -----------
Total Assets                            17,012,000  18,157,050  19,322,288  20,987,525  22,852,763
------------------------------          ----------- ----------- ----------- ----------- -----------
Revolving Line of Credit                         -
Current Portion Long-term Debt             410,000     595,000      80,000      85,000      90,000
Current Liabilities                      2,627,552   3,096,178   2,639,670   2,302,060   1,811,419
Long-term Liabilities                    2,577,572   1,982,572   1,902,572   1,817,572   1,727,572
------------------------------          ----------- ----------- ---------   ----------- -----------
Total Liabilities                        5,205,124   5,078,750   4,542,242   4,119,632   3,538,991
Net Worth                               11,806,876  13,078,300  14,780,046  16,867,893  19,313,771
------------------------------          ----------- ----------- ----------- ----------- -----------
Total                                   17,012,000  18,157,050  19,322,288  20,987,525  22,852,763
------------------------------          ----------- ----------- ----------- ----------- -----------
PERCENT OF ASSETS
------------------------------
  Accounts Receivable, Net                   22.5%       22.8%       24.3%       25.1%       25.5%
  Inventory                                  28.8%       31.0%       33.1%       34.1%       34.6%
Working Capital (Less Discont'd Ops)     7,402,448   7,980,072   9,753,018  11,907,065  14,414,143
Current Ratio                                 3.82        3.58        4.69        6.17        8.96
Debt to Worth                                 0.44        0.39        0.31        0.24        0.18
Debt to Tangible NW (Excls Discont'd)         0.44        0.39        0.31        0.24        0.18
------------------------------          ----------- ----------- ----------- ----------- -----------
COMMON SHARES O/S                       12,690,305  12,690,305  12,690,305  12,690,305  12,690,305
Book Value Per Share                    $     0.93  $     1.03  $     1.16  $     1.33  $     1.52
==============================          =========== =========== =========== =========== ===========
INCOME STATEMENT
------------------------------
  Historically Largest Customers         2,039,574           -           -           -           -
  Other Customers                       20,295,426  26,000,000  29,500,000  33,000,000  36,500,000
------------------------------          ----------- ----------- ----------- ----------- -----------
Sales                                   24,000,039  26,000,000  29,500,000  33,000,000  36,500,000
 % Growth, 1-Year Ago Katun/Lanier          -67.6%     -100.0%         n/a         n/a         n/a
 % Growth, 1-Year Ago Others                 30.6%       28.1%       13.5%       11.9%       10.6%
 % Growth, 1-Year Ago                         9.9%        8.3%       13.5%       11.9%       10.6%
 % Growth, Cummulative Since 1999           125.9%      144.7%      177.7%      210.6%      243.6%
Cost of Sales                           16,345,802  17,420,000  19,765,000  22,110,000  24,455,000
Gross Profit                             7,654,237   8,580,000   9,735,000  10,890,000  12,045,000
                                        ----------- ----------- ----------- ----------- -----------
  Administrative Expenses                1,661,670   1,648,000   1,750,000   1,950,000   2,150,000
  Research & Development                 1,211,754   1,533,000   1,687,000   1,855,000   2,041,000
  Selling Expenses                       3,086,985   3,241,350   3,403,418   3,573,588   3,752,268
                                        ----------- ----------- ----------- ----------- -----------
Operating Expenses                       5,960,409   6,422,350   6,840,418   7,378,588   7,943,268
                                        ----------- ----------- ----------- ----------- -----------
Operating Income                         1,693,828   2,157,650   2,894,583   3,511,412   4,101,732
                                        ----------- ----------- ----------- ----------- -----------
  Interest & Financing                      62,536      57,511      77,240      58,065      62,169
  Other Income (Expense)                    69,428      18,900      18,900      26,400      36,900
                                        ----------- ----------- ----------- ----------- -----------
Income Before Tax                        1,700,720   2,119,039   2,836,243   3,479,746   4,076,464
Tax Provision (Benefit)                    680,372     847,616   1,134,497   1,391,898   1,630,585
                                        ----------- ----------- ----------- ----------- -----------
Income After Tax                         1,020,348   1,271,424   1,701,746   2,087,848   2,445,878
------------------------------          ----------- ----------- ----------- ----------- -----------
INCOME STATEMENT RATIOS
------------------------------
  Sales                                     100.0%      100.0%      100.0%      100.0%      100.0%
  Cost of Sales                              68.1%       67.0%       67.0%       67.0%       67.0%
                                             -----       -----       -----       -----       -----
  Gross Profit                               31.9%       33.0%       33.0%       33.0%       33.0%
                                             -----       -----       -----       -----       -----
   Administrative Expenses                    6.9%        6.3%        5.9%        5.9%        5.9%
   Research & Development                     5.0%        5.9%        5.7%        5.6%        5.6%
   Selling Expenses                          12.9%       12.5%       11.5%       10.8%       10.3%
                                             -----       -----       -----       -----       -----
  Operating Expenses                         24.8%       24.7%       23.2%       22.4%       21.8%
                                             -----       -----       -----       -----       -----
  Operating Profit                            7.1%        8.3%        9.8%       10.6%       11.2%
  Interest & Financing                        0.3%        0.2%        0.3%        0.2%        0.2%
  Income Before Tax                           7.1%        8.2%        9.6%       10.5%       11.2%
                                              ----        ----       -----       -----       -----
  Income After Tax                            2.8%        3.3%        3.8%        4.2%        4.5%
-----------------------------           ----------- ----------- ----------- ----------- -----------
Net Income / Common Share               $     0.08  $     0.10  $     0.13  $     0.16  $     0.19
-----------------------------           ----------- ----------- ----------- ----------- -----------
EBITDA
------------------------------
 Net Income After Tax                    1,020,348   1,271,424   1,701,746   2,087,848   2,445,878
 Taxes                                     680,372     847,616   1,134,497   1,391,898   1,630,585
Interest & Financing                        62,536      57,511      77,240      58,065      62,169
Deprec'n & Amort.                          586,330     600,000     600,000     600,000     600,000
1-Time Charges                                   -           -           -           -           -
                                        ----------- ----------- ----------- ----------- -----------
EBITDA                                   2,349,586   2,776,550   3,513,483   4,137,812   4,738,632
                                        ----------- ----------- ----------- ----------- -----------
EBIDTA / SALES                                9.8%       10.7%       11.9%        12.5%     13.0%
------------------------------          ----------- ----------- ----------- ----------- -----------
 Current Portion Long-Term Debt            410,000     595,000      80,000      85,000      90,000
 Interest & Financing Expense               62,536      57,511      77,240      58,065      62,169
                                        ----------- ----------- ----------- ----------- -----------
Fixed Charges                              472,536     652,511     157,240     143,065     152,169
COVERAGE                                      4.97        4.26       22.34       28.92       31.14
-----------------------------           ----------- ----------- ----------- ----------- -----------
FULL-TIME EQUIVALENT EMPLOYEES                  85          88          91          94          97
SALES PER EMPLOYEE                         282,353     295,455     324,176     351,064     376,289
==============================          =========== =========== =========== =========== ===========


                                               PROJECTED CONDENSED BALANCE SHEETS
                                       FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005-2009

            Revision As of:
               09-Mar-05                   Audit                                ($ Thousands)
---------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS                           31-Dec-04   31-Dec-05     31-Dec-06      31-Dec-07     31-Dec-08   31-Dec-09
---------------------------------------------------------------------------------------------------------------------
  CASH                                   $     488   $     450     $     450      $     450     $     450    $    450
  INVESTMENTS                                1,557         810           810            810         1,310       2,010
  ACCOUNTS RECEIVABLE                        2,412       3,827         4,146          4,704         5,262       5,820
  REFUNDABLE INCOME TAXES                        3           3             3              3             3           3
  OTHER RECEIVABLES                             21          21            21             21            21          21
  INVENTORY                                  4,855       4,906         5,633          6,392         7,150       7,908
  RELATED PARTY PORTION IDR BOND                93           -             -              -             -           -
  OTHER  ASSETS                                 83          13            13             13            13          13
                                         ----------  ----------    ----------     ----------    ----------  ----------
TOTAL CURRENT ASSETS                         9,512      10,030        11,076         12,393        14,209      16,226
                                         ----------  ----------    ----------     ----------    ----------  ----------
FIXED ASSETS
  COMPUTER, FF&E                               339         488           513            538           563         588
  R&D EQUIPMENT                                785         993         1,143          1,293         1,443       1,593
  MACHINERY & EQUIPMENT                      6,728       7,267         7,767          8,017         8,267       8,517
  LEASEHOLD IMPROVEMENTS                     1,365       1,422         1,447          1,472         1,497       1,522
  DEPRECIATION                              (2,615)     (3,201)       (3,801)        (4,401)       (5,001)     (5,601)
                                         ----------  ----------    ----------     ----------    ----------  ----------
    TOTAL FIXED ASSETS                       6,602       6,969         7,069          6,919         6,769       6,619
                                         ----------  ----------    ----------     ----------    ----------  ----------
OTHER ASSETS
  PREPAID BOND ISSUANCE                         21           7             6              5             3           2
  RELATED PARTY PORTION IDR BOND               555           -             -              -             -           -
  OTHER ASSETS                                   6           6             6              6             6           6
                                         ----------  ----------    ----------     ----------    ----------  ----------
    TOTAL OTHER ASSETS                         582          13            12             11             9           8
                                         ----------  ----------    ----------     ----------    ----------  ----------
      TOTAL ASSETS                       $  16,696   $  17,012     $  18,157      $  19,322     $  20,988    $ 22,853
======================================================================================================================

CURRENT LIABILITIES
  Adjustment                                            (1,513)     (1,312)       (1,752)        (2,592)       (3,586)
  Calculated from Sales05                    1,625       3,414         3,699          4,196         4,694        5,192
ACCOUNTS PAYABLE                         $   1,625   $    1,901    $    2,386     $   2,445     $   2,102    $   1,606
REVOLVING CREDIT LINE                            -           -             -              -             -            -
CURRENT PORTION LONG TERM DEBT                   6           5             -              -             -            -
CURRENT PORTION IDR BOND                       390         405           595             80            85           90
CURRENT PORTION RELATED PARTY                   68           -             -              -             -            -
OTHER CURRENT LIABILITIES                        8         115           115            115           115          115
CURRENT TAXES PAYABLE                            -         202             -              -             -            -
                                         ----------  ----------    ----------     ----------    ----------  ----------
  TOTAL CURRENT LIABILITIES                  2,097       2,628         3,096          2,640         2,302        1,811
                                         ----------  ----------    ----------     ----------    ----------  ----------
LONG TERM LIABILITIES
  NOTES PAYABLE                                  5           -             -              -             -            -
  IDR BOND                                   2,335       1,673         1,078            998           913          823
  NOTES PAYABLE RELATED PARTY                    -           -             -              -             -            -
  DEFERRED TAX LIABILITY                       603         905           905            905           905          905
                                         ----------  ----------    ----------     ----------    ----------  ----------
    TOTAL LONG-TERM LIABILITIES              2,943       2,578         1,983          1,903         1,818        1,728
                                         ----------  ----------    ----------     ----------    ----------  ----------
      TOTAL LIABILITIES                      5,040       5,205         5,079          4,542         4,120        3,539
                                         ----------  ----------    ----------     ----------    ----------  ----------
STOCKHOLDERS' EQUITY
  COMMON STOCK                                 127         122           122            122           122          122
  PAID IN CAPITAL                           12,681      11,817        11,817         11,817        11,817       11,817
  RETAINED EARNINGS                         (1,616)     (1,152)         (132)         1,139         2,841        4,929
  CURRENT EARNINGS                             464       1,020         1,271          1,702         2,088        2,446
                                         ----------  ----------    ----------     ----------    ----------  ----------
    TOTAL EQUITY                            11,656      11,807        13,078         14,780        16,868       19,314
                                         ----------  ----------    ----------     ----------    ----------  ----------
      TOTAL LIABILITIES & EQUITY         $  16,696   $  17,012     $  18,157      $  19,322     $  20,988    $  22,853
======================================================================================================================

Net Operating Loss Carry Forward            (1,532)       (757)            -              -             -            -
                                         ----------  ----------    ----------     ----------    ----------  ----------
Net Income Before Tax                          775         775         1,700          2,119         2,836        3,480
Applied to:
  Reduce NOL CF                                775         757             -              -             -            -
  Accrued Taxes Payable                          -          18             -              -             -            -
                                         ----------  ----------    ----------     ----------    ----------  ----------
NOL Carry Forward Ending                      (757)          -             -              -             -            -
======================================================================================================================

                                                                           PROJECTED STATEMENTS OF OPERATION
                                                                        FOR THE PERIOD ENDING DECEMBER 31, 2005
                                                                                     ($ Thousands)

                                                   PERIOD       PERIOD        PERIOD         PERIOD       PERIOD         PERIOD
09-Mar-05                                          ENDED        ENDED         ENDED          ENDED        ENDED          ENDED
-----------                                       31-Dec-04    31-Dec-05     31-Dec-06      31-Dec-07    31-Dec-08      31-Dec-09
                                                ------------  ------------  ------------  ------------  ------------  ------------
SALES                                           $    21,835   $    24,000   $    26,000   $    29,500   $    33,000   $    36,500
C0ST OF SALES                                        16,283        16,346        17,420        19,765        22,110        24,455
                                                ------------  ------------  ------------  ------------  ------------  ------------
GROSS PROFIT                                          5,552         7,654         8,580         9,735        10,890        12,045
                                                ------------  ------------  ------------  ------------  ------------  ------------
   % SALES                                            25.4%         31.9%         33.0%         33.0%         33.0%         33.0%
                       Increases from 2005
                       -------------------
   ADMINISTRATIVE                     5%              1,374         1,662         1,648         1,750         1,950         2,150
                                                       6.3%          6.9%          6.3%          5.9%          5.9%          5.9%

   RESEARCH & DEVELOPMENT            10%              1,172         1,212         1,533         1,687         1,855         2,041
                                                       5.4%          5.1%          5.9%          5.7%         5.6%          5.6%

   SALES & MARKETING                  5%              2,371         3,087         3,241         3,403         3,574         3,752
                                                      10.9%         12.9%         12.5%         11.5%        10.8%         10.3%
                                                      -----         -----         -----         -----        -----         -----
   OPERATING EXPENSES                                 4,917         5,961         6,422         6,840         7,379         7,943
     % SALES                                          22.5%         24.8%         24.7%         23.2%         22.4%         21.8%

   OPERATING PROFIT                                     635         1,693         2,158         2,895         3,511         4,102
                                                ------------  ------------  ------------  ------------  ------------  ------------
     % SALES                                           2.9%          7.1%          8.3%          9.8%         10.6%         11.2%

   OTHER INCOME                                         230            69            19            19            26            37

   OTHER EXPENSE                                         90            62            58            77            58            62

  INCOME BEFORE TAXES                                   775         1,700         2,119         2,836         3,480         4,076
                                                ------------  ------------  ------------  ------------  ------------  ------------
     % SALES                                           3.5%          7.1%          8.2%          9.6%         10.5%         11.2%

  PROVISION (BENEFIT)
     FOR TAX                                            311           680           848         1,134         1,392         1,631
                                                ------------  ------------  ------------  ------------  ------------  ------------
  NET PROFIT/(LOSS)                             $       464   $     1,020   $     1,271   $     1,702   $     2,088   $     2,446
                                                ============  ============  ============  ============= ============  ===========
     % SALES                                           2.1%          4.2%          4.9%          5.8%          6.3%          6.7%

  PRIOR PERIOD RETAINED
     EARNINGS                                        (1,616)       (1,152)         (132)        1,139         2,841         4,929
                                                ------------  ------------  ------------  ------------  ------------  ------------
  CURRENT PERIOD RETAINED EARNINGS              $    (1,152)  $      (132)  $     1,139   $     2,841   $     4,929   $     7,375
                                                ============  ============  ============  ============= ============  ============

  COMMON STOCK
     Number of Shares End of Period              12,690,305    12,690,305    12,690,305    12,690,305    12,690,305    12,690,305
     Earnings / No. Share at End
     of Period                                  $      0.04   $      0.08   $      0.10   $      0.13   $      0.16   $      0.19

  EBITDA                                        $     1,455   $     2,348   $     2,777   $     3,513   $     4,138   $     4,739
     ANNUALIZED
     ENTERPRISE VALUE               Multiplier                                   ($ Thousands)
     EBITDA                             6.5     $     9,458   $    15,261   $    18,048   $    22,838   $    26,896   $    30,801
     EBIT (Operating Income)           10.0     $     6,350   $    16,930   $    21,577   $    28,946   $    35,114   $    41,017
     Market Capitalization (P/E)       15.0     $     6,960   $    15,298   $    19,071   $    25,526   $    31,318   $    36,688
     Sales                              0.5     $    10,918   $    12,000   $    13,000   $    14,750   $    16,500   $    18,250

  PER SHARE                                                                    ($ Per Share)
     EBITDA                                     $      0.75   $      1.20   $      1.42   $      1.80   $      2.12   $      2.43
     EBIT (Operating Income)                    $      0.50   $      1.33   $      1.70   $      2.28   $      2.77   $      3.23
     Market Capitalization (P/E)                $      0.55   $      1.21   $      1.50   $      2.01   $      2.47   $      2.89
     Sales                                      $      0.86   $      0.95   $      1.02   $      1.16   $      1.30   $      1.44

                                                                                                                           03/09/05

                                               PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOW
                                            FOR THE FISCAL YEAR ENDED, DECEMBER 31, 2005 - 2009
                                                                 ($ Thousands)

                                                   PERIOD     PERIOD      PERIOD      PERIOD      PERIOD      PERIOD
                                                   ENDED      ENDED       ENDED       ENDED       ENDED       ENDED
                                                  12/31/04   12/31/05    12/31/06    12/31/07    12/31/08    12/31/09
                                                ----------- ----------- ----------- ----------- ----------- -----------
Cash flows from operating activities:
  Net income (loss)                             $     464   $   1,020   $   1,271   $   1,702   $    2,088  $   2,446
  Adjustments to reconcile net income
  (loss) to net cash provided by operating
    activities:
      Depreciation and amortization                  594          586         600         600         600         600
      Decrease (increase) in:
        Accounts and other receivables               (471)     (1,415)       (319)       (558)       (558)       (558)
        Inventories                                   769         (51)       (727)       (758)       (758)       (758)
        Prepaid expenses                              272          14           1           1           1           1
        Due from related party - IDR bond              88         648           -           -           -           -
      Increase (decrease) in:
        Accounts payable and accrued
          liabilities                              (1,174)        383         486          58        (343)       (496)
        Income taxes payable                            -         202        (202)          -              -        -
        Deferred income taxes                         310         302           -           -              -        -
                                                ----------- ----------- ----------- ----------- ----------- -----------
         Net cash provided by (used in)
           operating activities                       852       1,758       1,110       1,045       1,030       1,235
                                                ----------- ----------- ----------- ----------- ----------- -----------
Cash flows from investing activities:
  Capital expenditures                               (222)       (953)       (700)       (450)       (450)       (450)
        Net cash provided by (used in)
          investing activities                       (222)       (953)       (700)       (450)       (450)       (450)
                                                ----------- ----------- ----------- ----------- ----------- -----------
Cash flows from financing activities:
  Net borrowings (payments)
    under line of credit                                -           -           -           -           -           -
  Net borrowings (payments) long-term debt             (6)         (6)         (5)          -           -           -
  Net borrowings (payments) of bonds                 (370)       (647)       (405)       (595)        (80)        (85)
  Net borrowings (payments) related parties          (396)        (68)          -           -           -           -
  Repurchases/treasury stock retired                  (27)          -           -           -           -           -
                                                ----------- ----------- ----------- ----------- ----------- -----------

         Net cash provided by (used in)
           financing activities                      (799)     (1,590)       (410)       (595)        (80)        (85)
                                                ----------- ----------- ----------- ----------- ----------- -----------

         Net increase (decrease) in cash             (169)       (785)          -          (0)        500         700

Cash at beginning of period                         2,214       2,045       1,260       1,260       1,260       1,760
                                                ----------- ----------- ----------- ----------- ----------- -----------
Cash at end of period                           $   2,045   $   1,260   $   1,260   $   1,260   $   1,760   $   2,460
                                                ----------- ----------- ----------- ----------- ----------- -----------

                                                                        03/09/05

                                                          FOR THE FISCAL YEAR ENDED, DECEMBER 31, 2005 - 2009
                                                                             DEBT SCHEDULE

                                                Unaudited
                                    INTEREST     PERIOD       PERIOD       PERIOD       PERIOD       PERIOD         PERIOD
PRINCIPAL OUTSTANDING                RATE       31-Dec-04    31-Dec-05    31-Dec-06    31-Dec-07    31-Dec-08      31-Dec-09
---------------------                -----     -----------  -----------  -----------  -----------  -----------    -----------
Revolving Line                       5.05%              0            0            0            0            0              0

Current Portion, Term Debt
   Lease Financing                   7.90%          5,547        5,462            -            -            -              -
   IDR Bond, Net                     2.85%        297,336      405,000      595,000       80,000       85,000         90,000
   Related Party Loans
      Mr. Jui-Hung Wang              6.00%        152,117            -            -            -            -              -
      Mr. Jui-Chi Wang               6.00%         30,425            -            -            -            -              -
      Mr. Sueling Wang               6.00%         52,500            -            -            -            -              -
                                    ------     -----------  -----------  -----------  -----------  -----------    -----------
         Subtotal, Related Party                  235,042            -            -            -            -              -
                                               -----------  -----------  -----------  -----------  -----------    -----------
         Total, Current Portion                   537,925      410,462      595,000       80,000       85,000         90,000
                                               -----------  -----------  -----------  -----------  -----------    -----------
Long-term Portion, Term Debt
   Lease Financing                                  5,962            -            -            -            -              -
   IDR Bond, Net                                1,780,236    1,672,572    1,077,572      997,572      912,572        822,572
   Related Party Loans
      Mr. Jui-Hung Wang                                 -            -            -            -            -              -
      Mr. Jui-Chi Wang                                  -            -            -            -            -              -
      Mr. Sueling Wang                                  -            -            -            -            -              -
                                               -----------  -----------  -----------  -----------  -----------    -----------
         Subtotal, Related Party                        -            -            -            -            -              -
                                               -----------  -----------  -----------  -----------  -----------    -----------
         Total, Long-term Portion               1,786,198    1,672,572    1,077,572      997,572      912,572        822,572

TOTAL DEBT                                      2,324,123    2,083,034    1,672,572    1,077,572      997,572        912,572
-----------------------------------------------------------------------------------------------------------------------------


INTEREST EXPENSE                     RATE
----------------                     ----
Revolving Line                       5.05%                           -            -            -            -              -

Current Portion, Term Debt
   Lease Financing                   7.90%                         438          431            -            -              -
   IDR Bond                          2.85%                       8,474       15,593       28,858        4,680          5,823
   Related Party Loans
      Mr. Jui-Hung Wang              6.00%                       2,282            -            -            -              -
      Mr. Jui-Chi Wang               6.00%                         456            -            -            -              -
      Mr. Sueling Wang               6.00%                         788            -            -            -              -
                                                            -----------  -----------  -----------  -----------    -----------
         Subtotal, Related Party                                 3,526            -            -            -              -
                                                            -----------  -----------  -----------  -----------    -----------
         Total, Current Portion                                 12,438       16,024       28,858        4,680          5,823

Long-term Portion, Term Debt
   Lease Financing                   7.90%                           -            -            -            -              -
   IDR Bond                          2.85%                      47,668       41,487       48,382       53,385         56,346
   Related Party Loans
      Mr. Jui-Hung Wang              6.00%                           -            -            -            -              -
      Mr. Jui-Chi Wang               6.00%                           -            -            -            -              -
      Mr. Sueling Wang               6.00%                           -            -            -            -              -
                                                            -----------  -----------  -----------  -----------    -----------
         Subtotal, Related Party                                     -            -            -            -              -
                                                            -----------  -----------  -----------  -----------    -----------
         Total, Long-term Portion                               47,668       41,487       48,382       53,385         56,356
         Total, Interest Expense                                60,106       57,511       77,240       58,065         62,169

   IDR Bond Interest Expense                                    56,142       57,079       77,240       58,065         62,169
   Other Interest Expense                                        3,964          431            -            -              -
                                                            -----------  -----------  -----------  -----------    -----------
TOTAL INTEREST EXPENSE                                          60,106       57,511       77,240       58,065         62,169
-----------------------------------------------------------------------------------------------------------------------------


IDR BOND SUMMARY
----------------
   Current Portion IDR Bond                       390,000      405,000      595,000       80,000       85,000         90,000
   Long-term Portion IDR Bond                   2,335,000    1,672,572    1,077,572      997,572      912,572        822,572
                                               -----------  -----------  -----------  -----------  -----------    -----------
         Total, IDR Bond                        2,725,000    2,077,572    1,672,572    1,077,572      997,572        912,572

KINGS BROTHERS, LLC
-------------------
   Current Portion IDR Bond                        92,664            -            -           -             -              -
   Long-term Portion IDR Bond                     554,764            -            -           -             -              -
                                               -----------  -----------  -----------  -----------  -----------    -----------
         Total, KB's IDR Bond       24.76%        647,428            -            -            -            -              -

COLOR IMAGING, INC.
-------------------
   Current Portion IDR Bond                       297,336      405,000      595,000       80,000       85,000         90,000
   Long-term Portion IDR Bond                   1,780,236    1,672,572    1,077,572      997,572      912,572        822,572
                                               -----------  -----------  -----------  -----------  -----------    -----------
         Total CI IDR Bond                      2,077,572    2,077,572    1,672,572    1,077,572      997,572        912,572
----------------------------------------------------------------------------------------------------------------------------